UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

UWHARRIE CAPITAL CORP

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 29, 2025

Dear Shareholder:

We will conduct our Annual Meeting of Shareholders on May 20, 2025, at 10:00 a.m. EDT, via live video conference for our Business Meeting.

If you desire to participate in the Annual Meeting, please contact our Investor Relations team by sending an email to investorrelations@uwharrie.com or by calling 704-982-4415 or 800-438-6864 (toll free).

Enclosed with this mailing are your 2024 Annual Report, Proxy Card, Business Reply Envelope and Internet/Telephone Voting Instruction Sheet. The Proxy Statement/Annual Report on Form 10-K booklet may be viewed online at www.ProxyVote.com. We ask that you not lay this aside, but rather review the material and vote your shares promptly.

Options for voting on the business matters of our Annual Meeting of Shareholders:

1.
Visit www.ProxyVote.com to vote online. This is the quickest way to ensure your vote is recorded timely before the meeting. Input your Control Number indicated on the earlier Notice you received in the mail or on the enclosed Proxy Card. You may also scan the QR code to access the voting site without entering your Control Number.
2.
If you prefer to vote by paper Proxy Card, please refer to the one enclosed. Voting by mail may cause your vote to be delayed. Mail your voted Proxy Card in the enclosed envelope. NOTE: IF YOU HAVE ALREADY VOTED ONLINE at www.ProxyVote.com, by QR code (Smartphone) or by telephone, you do not need to mail your paper Proxy Card.
3.
Vote by telephone 1-800-690-6903. You will need your Control Number shown on the earlier Notice you received in the mail or on the enclosed Proxy Card.
4.
Finally, if you have difficulty with either of these voting methods, please contact our Stock Office for assistance: Telephone 704-982-4415 or toll-free 1-800-438-6864 or eMail investorrelations@uwharrie.com.

Thank you for your immediate attention to voting. We are pleased to report to you the continued progress being made toward our purposeful mission of empowering people and communities to be in control of their financial futures. Together, we are a community that shares a common set of values. We strive to keep community capital working locally in order to build sustainable neighborhoods and main street economies. Together, we are making a difference.

We always value the time of fellowship with our shareholders, and we do intend to plan a Uwharrie Capital Corp family gathering this fall. Details will be shared with you at a later time.

Sincerely,

Uwharrie Capital Corp

Tamara M. Singletary

Executive Vice President & Corporate Secretary

Enclosures

Proxy voting in the palm of your hand Download the ProxyVote app today to experience proxy voting in a new way! • Secure Touch or Face ID sign-in • Vote all investments in a single session • Push notifications highlighting available voting and proposals Go to the Apple App Store or Google Play and type “ProxyVote” in the search box to download to your mobile device available on app store get it on google play Or, point your camera at the QR code above to download the app. Once the app is installed, you can scan the control number on your voting form to vote. More Voting Options: ProxyVote.com Just enter your Control Number and vote your shares. Vote by Phone Call 1-800-690-6903 Available 24 hours Vote by Mail Mark, sign and date your ballot and return it in the postage-paid envelope provided.

Proxy voting in the palm of your hand Download the ProxyVote app today to experience proxy voting in a new way! • Secure Touch or Face ID sign-in • Vote all investments in a single session • Push notifications highlighting available voting and proposals Go to the Apple App Store or Google Play and type “ProxyVote” in the search box to download to your mobile device available on app store get it on google play Or, point your camera at the QR code above to download the app. Once the app is installed, you can scan the control number on your voting form to vote. More Voting Options: ProxyVote.com Just enter your Control Number and vote your shares. Vote by Phone Call 1-800-690-6903 Available 24 hours Vote by Mail Mark, sign and date your ballot and return it in the postage-paid envelope provided.

Proxy voting in the palm of your hand Download the ProxyVote app today to experience proxy voting in a new way! • Secure Touch or Face ID sign-in • Vote all investments in a single session • Push notifications highlighting available voting and proposals Go to the Apple App Store or Google Play and type “ProxyVote” in the search box to download to your mobile device available on app store get it on google play Or, point your camera at the QR code above to download the app. Once the app is installed, you can scan the control number on your voting form to vote. More Voting Options: ProxyVote.com Just enter your Control Number and vote your shares. Vote by Phone Call 1-800-690-6903 Available 24 hours Vote by Mail Mark, sign and date your ballot and return it in the postage-paid envelope provided.